SECURITIES AND EXCHANGE COMMISSION

			       Washington, D.C. 20549

				     FORM 8-K
				  CURRENT REPORT

				  Date of Report
				 January 20, 1995

			  Pursuant to Section 13 or 15(d)
		      of the Securities Exchange Act of 1934
			    Commission File No. 1-4850


			  COMPUTER SCIENCES CORPORATION

		      Incorporated in the State of Nevada
		     Employer Identification No. 95-2043126
			     2100 East Grand Avenue
			  El Segundo, California 90245
			    Telephone (310) 615-0311

Item 5 - Other Events

On January 20, 1995, the Company publicly disclosed its summarized results of operations for its fiscal third quarter ended December 30, 1994, in a routine press release, a copy of which is appended as a part of this report.

This information will be filed with the Securities and Exchange Commission on Form 10-Q in due course on or before February 13, 1995. However, the Company is voluntarily filing this earlier report on Form 8-K in connection with the Company's registration statement for the sale of 4 million shares of its common stock filed with the Securities and Exchange Commission on Form S-3 on January 13, 1995.





SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						COMPUTER SCIENCES CORPORATION


Date:  January 20, 1995                  by: /s/Denis M. Crane
						-----------------------------
						Denis M. Crane
						Vice President and Controller
						Chief Accounting Officer

Contact:  Bruce Plowman or Mary Rhodes    310.615.0311
FOR IMMEDIATE RELEASE
Moved On Business Wire  Jan. 20, 1995




CSC EARNS $26.7 MILLION FOR 3RD QUARTER, UP 23.4%


	EL SEGUNDO, Calif., Jan. 20---Computer Sciences Corporation (NYSE:CSC) earned $26.7 million, or 51 cents per share, for its fiscal 1995 third quarter (ended Dec. 30, 1994), a 23.4% increase over the $21.7 million, or 42 cents per share, for last year's third quarter on a greater number of shares outstanding.
	  Revenues for the quarter were up 33.2 %, from $621.4 million last year to $827.9 million.
	"These excellent results reflect strong contributions from both our commercial and federal markets," said William R. Hoover, CSC's chairman and chief executive officer. "The large amount of new business won in recent quarters fueled a significant increase in revenue growth."
	Since the beginning of the third quarter, the company has announced five new contracts that it estimates will generate $2.2 billion in revenue over their terms. This includes an eight-year outsourcing pact with Hughes Aircraft that CSC estimates will generate $1.5 billion. CSC also acquired a majority interest in Ploenzke AG, Germany's largest independent computer services company, which has annual revenues of approximately $170 million.
	Domestic commercial revenue rose 12%, from $255.4 million to $285 million, paced by a 40% increase in CSC's commercial consulting business.
	International revenue more than doubled, rising from $82.2 million to $175.1 million. The growth resulted from major contract wins in recent quarters, including a 10-year outsourcing agreement with British Aerospace that was signed during March
1994. CSC estimates that the contract will generate $1.5 billion over its term.
	Federal revenue increased 30%, from $283.8 million to $367.8 million, reflecting new contracts won during the fiscal year, including an eight-year contract with NASA's Marshall SpaceFlight Center in Huntsville, Ala., awarded in May 1994. CSC estimates that the contract will generate $1 billion over its term. About half of the federal revenue increase is attributable to an acquisition made Dec. 31, 1993.
	Hoover said the difference in the growth rates of earnings and revenues is partly due to increased marketing and proposal costs during the quarter as CSC pursued numerous new business opportunities.
	Also, net interest expense rose $4.7 million, from $2.8 million to $7.5 million. The change was due principally to higher interest rates and increased borrowing for acquisitions and the capital required for outsourcing contracts.
	Pre-tax income totaled $43.3 million, up 23.9% from the $35 million reported for last year's third quarter, and the effective tax rates for the two quarters were 38.3% and 38%, respectively.


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- - -more-


Computer Sciences Corporation - Page 2  Jan. 20, 1995

	Revenues for the first nine months of CSC's fiscal year 1995 totaled $2.4 billion, up 27.2% from the $1.9 billion reported for the same period last year. Pre-tax income rose 20%, to $115.5 million from $96.2 million, and the effective tax rates for the two periods were 38.1% and 39.6%, respectively.
	Earnings from operations for the nine months were $71.5 million, or $1.37 per share, up 23% over last year's $58.1 million, or $1.14 per share. Including a gain of $4.9 million, or 9 cents per share, as the result of the adoption of Financial Accounting Standard 109, net income for last year's first nine months was $63 million, or $1.23 per share.
	"Since the beginning of fiscal year 1995, CSC has booked approximately $3.5 billion of new business," said Hoover, "and we see a strong set of opportunities going forward."
	Hoover said the same factors that caused the different rates of growth for revenues and earnings in the third quarter also applied to the first nine months.
	Domestic commercial revenue for the first nine months of this year was $812.2 million compared with $764.9 million a year ago. International revenue totaled $474.4 million versus $209.3 million, and federal revenue was $1.1 billion, compared with $877.6 million.
	Computer Sciences Corporation had $3.1 billion in annual revenues for the 12 months ended Dec. 30, 1994, about 55% of which came from commercial clients and the rest from the U.S. government. The company is headquartered in El Segundo, Calif., and has 30,000 employees in 450 offices, primarily in the U.S., Europe and Pacific Rim countries. CSC provides clients with a wide range of professional services including management consulting; business reengineering; information systems consulting and integration; and outsourcing.



Editors: Please see attached tables.


							       January 20, 1995


Consolidated Statements of Earnings               Computer Sciences Corporation


				   Third Quarter Ended      Nine Months Ended
				   ___________________   ______________________

				   Dec. 30,   Dec. 31,     Dec. 30,    Dec. 31,
In thousands except                1994       1993         1994        1993
per-share amounts                  ________   ________   __________  __________

Revenues                           $827,901   $621,361   $2,354,532  $1,851,767
				   ________   ________   __________  __________

Costs of services                   661,815    494,176    1,877,354   1,494,737
Selling, general and administrative  73,471     56,121      223,567     159,640
Depreciation and amortization        41,812     33,292      119,644      93,369
Interest, net                         7,475      2,811       18,470       7,773
				   ________   ________   __________  __________

Total costs and expenses            784,573    586,400    2,239,035   1,755,519
				   ________   ________   __________  __________

Income before taxes                  43,328     34,961      115,497      96,248

Taxes on income                      16,580     13,285       44,004      38,143
				   ________   ________   __________  __________
Net earnings before cumulative
   effect of accounting change       26,748     21,676       71,493      58,105
Cumulative effect of accounting
   change for income taxes                                                4,900
				   ________   ________   __________   _________

Net earnings                        $26,748    $21,676      $71,493     $63,005
				   ========   ========   ==========   =========
Earnings per common share
   before cumulative effect
   of accounting change               $0.51      $0.42        $1.37       $1.14
Cumulative effect of accounting
   change for income taxes                                                 0.09
				   ________   ________   __________   _________

Earnings per common share             $0.51      $0.42        $1.37       $1.23
				   ========   ========   ==========   =========

Average shares and equivalents       52,505     51,550       52,334      51,186





(Figures shown hereon are unaudited)

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


							       January 20, 1995


Revenues By Market Sector                         Computer Sciences Corporation



			 Third Quarter                     Nine Months
		 _____________________________   ______________________________

		  Fiscal    Fiscal  % of Total    Fiscal    Fiscal   % of Total
In millions        1995      1994   1995  1994     1995      1994    1995  1994
________________________    ______  ____  ____   ________  ________  ____  ____

U.S. Federal Gov't.
   DoD            $204.0    $167.6   25%   27%     $604.6    $519.2   26%   28%
   NASA             81.4      54.6   10     9       219.4     163.2    9     9
   Civil agencies   82.4      61.6   10    10       243.9     195.2   10    10
		  ______    ______  ____  ____   ________  ________  ____  ____

	Total      367.8     283.8   45    46     1,067.9     877.6   45    47

Commercial         285.0     255.4   34    41       812.2     764.9   35    42

International      175.1      82.2   21    13       474.4     209.3   20    11
		  ______    ______  ____  ____   ________  ________  ____  ____

		  $827.9    $621.4  100%  100%   $2,354.5  $1,851.8  100%  100%
		  ======    ======  ====  ====   ========  ========  ====  ====





















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